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                                                                    EXHIBIT 10.2


                              SEPARATION AGREEMENT

                 This SEPARATION AGREEMENT (the "Agreement"), entered into as of _______ ___, 1996, between Trinity Industries, Inc., a Delaware corporation ("Trinity"), and Halter Marine Group, Inc., a Delaware corporation ("Halter").

                                  WITNESSETH:

                 WHEREAS, Halter has filed a Registration Statement on Form S-1 (Commission File No. 333-6967) (such registration statement, together with any registration statement filed by Halter pursuant to Rule 462(b) under the Securities Act of 1933, being referred to herein as the "Registration Statement") with the Securities and Exchange Commission in order to effect the registration of an aggregate of 3,450,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), for sale in an underwritten public offering (the "Offering");

                 WHEREAS, the Registration Statement has become effective under the Securities Act of 1993, as amended; and

                 WHEREAS, as of the date hereof (prior to giving effect to the sale of any Shares in the Offering), Trinity owns all of the issued and outstanding capital stock of Halter;

                 WHEREAS, it is desirable to set forth the terms and agreements relating to the relationship of Halter and Trinity following the Offering;

                 NOW THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         SECTION 1.1.  Definitions.

         For purposes of this Agreement, the following terms shall have the following meanings:

                 (a) "Affiliate" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies





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of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

                 (b) "Allocable Halter Portion" means, with respect to any Joint Employee Hazardous Substance Liabilities, that portion of such Joint Employee Hazardous Substance Liabilities that is equal to a fraction, the numerator of which shall be equal to the total number of days that the person to whom such Joint Employee Hazardous Substance Liabilities relate was an employee of any of the Halter Businesses or an employee at any facility with respect to which Liabilities from operations are the responsibility of Halter pursuant to Section 3.2, and the denominator of which shall be equal to the numerator plus the total number of days that such person was an employee of any of the Trinity Businesses.

                 (c) "Allocable Trinity Portion" means, with respect to any Joint Employee Hazardous Substance Liabilities, that portion of such Joint Employee Hazardous Substance Liabilities that is equal to a fraction, the numerator of which shall be equal to the total number of days that the person to whom such Joint Employee Hazardous Substance Liabilities relate was an employee of any of the Trinity Businesses, and the denominator of which shall be equal to the numerator plus the total number of days that such person was an employee of any of the Halter Businesses or an employee at any facility with respect to which Liabilities from operations are the responsibility of Halter pursuant to Section 3.2.

                 (d) "Component" means, with respect to any ocean-going or inland vessel, any component of such vessel or other item included in or on such vessel, excluding, however, the hull and superstructure of such vessel.

                 (e) "Consolidation Transactions" means those transactions that will be consummated prior to or concurrently with the consummation of the Offering as a result of which the assets and liabilities related to the Halter Businesses shall have been transferred to Halter or members of the Halter Group.

                 (f) "Environmental Laws" means all present and future applicable federal, state, interstate, local and foreign government or agency laws, statutes, ordinances, rules, regulations, codes, orders, approvals, permits and requirements of common law relating to protection of the public health and environment.

                 (g) "Environmental Liabilities" means all liabilities, obligations, responsibilities, losses, damages (including punitive damages), costs and expenses (including reasonable fees, disbursements and expenses of counsel, paralegal, experts, consultants and expert witnesses), fines, penalties, interest or bonds, based upon any Environmental Laws, or incurred as a consequence of noncompliance with any Environmental Laws.

                 (h) "Group" means either the Trinity Group or the Halter Group, as the context requires.





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                 (i)      "Halter Asset Liabilities" means (i) all Liabilities
relating to, arising at any time out of or resulting at any time from any Halter Assets or Specified Entity Assets or any operations conducted by any Person at any time with or on any Halter Assets or Specified Entity Assets (excluding, however, any liabilities resulting from the operation of any item of tangible personal property exclusively in connection with any of the Trinity Businesses) and (ii) all Liabilities of any of the Specified Entities existing at any time.

                 (j) "Halter Assets" means any and all assets and properties of Halter or any member of the Halter Group, including but not limited to (i) any assets or properties transferred from Trinity to [list new name of Trinity Marine Group, Inc.] pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of [July 1, 1996] (the "Bill of Sale, Assignment and Assumption Agreement") and (ii) any real property transferred from Trinity to [list new name of Trinity Marine Group, Inc.] as described in the Bill of Sale, Assignment and Assumption Agreement.

                 (k) "Halter Businesses" means the businesses and operations conducted prior to the date hereof by Trinity and certain of its subsidiaries which consist of (i) the construction, repair and conversion of ocean-going and inland vessels (other than inland hopper barges and inland tank barges and the construction of accessories for such barges) and (ii) the production of any Component of or accessory to any ocean-going or inland vessel being constructed by any member of the Halter Group (but only for sale as part of, or in conjunction with, the vessel being constructed).

                 (l) "Halter Group" means the group consisting of Halter and all of its subsidiaries.

                 (m) "Information" means information, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney- client privileged communications), memos and other material prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

                 (n) "Inland Barge Agreement" means that certain Agreement dated as of the date hereof between Trinity and Halter pursuant to which Halter has agreed to construct inland hopper barges for Trinity.

                 (o) "Joint Employee Hazardous Substance Liabilities" means any Liabilities incurred in connection with any Third Party Claim which arises from any actual or alleged workplace exposure to any hazardous substance in connection with any person's employment both (i) by any of the Trinity Businesses and (ii) by any of the Halter Businesses or at any facility with





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respect to which Liabilities from operations are the responsibility of Halter pursuant to Section 3.2.

                 (p) "Liabilities" means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialities, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising and including those arising under any law, rule, regulation, action, threatened or contemplated action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such actions or threatened or contemplated actions), order or consent decree of any governmental authority or any award of any arbitrator or mediator of any kind, and those arising under any agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records of financial statements of any Person.

                 (q) "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any governmental authority.

                 (r) "Prospectus" means the prospectus in the form first used to confirm sales of Common Stock pursuant to the Registration Statement.

                 (s) "Offering Related Transactions" means (i) the entering into by Halter of the new $____ million credit facility and (ii) the borrowing by Halter under such credit facility to repay a $25 million intercompany note to Trinity and $25 million of certain indebtedness of Trinity associated with the Halter Businesses and assumed by Halter in connection with the Consolidation Transactions.

                 (t) "Related Agreements" means the Tax Allocation Agreement, the Trademark License Agreement, the Inland Barge Agreement, the Underwriting Agreement, the Bill of Sale, Assignment and Assumption Agreement, the deeds transferring certain real property from Trinity to [list new name of Trinity Marine Group, Inc.] and referred to in the Bill of Sale, Assignment and Assumption Agreement, the production contracts assigned by Trinity to one or more members of the Halter Group and listed on Schedule C hereto and the other agreements listed on Schedule C hereto.

                 (u) "Specified Entity Assets" means any and all assets and properties that at any time were owned by any of the entities specified on Schedule A hereto (the "Specified Entities"),





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regardless of when any such assets or properties were owned by any of such
Specified Entities and regardless of whether any of such Specified Entities are sill in existence.

                 (v) "Tax Allocation Agreement" means that certain Tax Sharing and Tax Benefit Reimbursement Agreement dated as of the date hereof between Trinity and Halter.

                 (w) "Trademark License Agreement" means that certain Trademark License Agreement dated as of the date hereof between Trinity and Halter.

                 (x) "Trinity Businesses" means all businesses and operations conducted prior to the date hereof by Trinity and its subsidiaries, other than the Halter Businesses.

                 (y) "Trinity Group" means the group consisting of Trinity and all of its subsidiaries (other than any member of the Halter Group).

                 (z) "Underwriters" means the underwriters that are parties to the Underwriting Agreement.

                 (aa) "Underwriting Agreement" means that certain Underwriting Agreement dated as of _______________, 1996 among Halter and the Underwriters listed on the signature pages thereto.

                                  ARTICLE II.

                                    RELEASES

         SECTION 2.1. Release of Claims. (a) Except as provided in Section 2.1.(c), effective as of the consummation of the Offering (the "Closing Time"), Halter does hereby, for itself and each other member of the Halter Group, their respective Affiliates (other than any member of the Trinity Group), successors and assigns, and all Persons who at any time prior to the Closing Time have been stockholders, directors, officers, agents or employees of any member of the Halter Group (in each case, in their respective capacities as such), remise, release and forever discharge Trinity and each of the respective members of the Trinity Group, their respective Affiliates (other than any member of the Halter Group), successors and assigns, and all Persons who at any time prior to the Closing Time have been stockholders, directors, officers, agents or employees of any member of the Trinity Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Labilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Time, including in connection with the transactions and all other activities to implement any of the Consolidation Transactions, the Offering Related Transactions and the Offering.





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                 (b)      Except as provided in Section 2.1.(c), effective as
of the Closing Time, Trinity does hereby, for itself and each other member of the Trinity Group, their respective Affiliates (other than any member of the Halter Group), successors and assigns, and all Persons who at any time prior to the Closing Time have been stockholders, directors, officers, agents or employees of any member of the Trinity Group (in each case, in their respective capacities as such), remise, release and forever discharge Halter, the respective members of the Halter Group, their respective Affiliates (other than any member of the Trinity Group), successors and assigns, and all Persons who at any time prior to the Closing Time have been stockholders, directors, officers, agents or employees of any member of the Halter Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Time, including in connection with the transactions and all other activities to implement any of the Consolidation Transactions, Offering Related Transactions and the Offering.

                 (c) Nothing contained in Sections 2.1.(a) or 2.1.(b) shall impair any right of any Person to enforce this Agreement or any Related Agreement. Nothing contained in Sections 2.1.(a) or 2.1.(b) shall release any Person from:

                 (i) any Liability provided in or resulting from this Agreement or any Related Agreement;

                 (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Related Agreement;

                 (iii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of Article III and, if applicable, the appropriate provisions of the Related Agreements; or

                 (iv) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 2.1.; provided that the parties agree not to bring suit or permit any of the members of their Group to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 2.1. but for the provisions of this clause (vi).

                 (d) Halter shall not make, and shall not permit any member of the Halter Group to make, any claim or demand, or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, against Trinity or any member of the Trinity Group with respect to any Liabilities released pursuant to Section 2.1.(a). Trinity shall not, and





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shall not permit any member of the Trinity Group to make any claim or demand or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, again Halter or any member of the Halter Group with respect to any Liabilities released pursuant to Section 2.1.(b).

                 (e) It is the intent of each of Trinity and Halter by virtue of the provisions of this Section 2.1. to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or failed to occur and all conditions existing or alleged to have existed on or before the Closing Time, between or among Halter or any member of the Halter Group, on the one hand, and Trinity or any member of the Trinity Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Closing
Time), except as expressly set forth in Section 2.1.(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

         SECTION 2.2 Termination of Agreements. In furtherance of the releases and other provisions of this Article II, each of Trinity and the respective members of the Trinity Group (on the one hand) and each of Halter and the respective members of the Halter Group (on the other hand) hereby terminate any and all agreements, arrangements, commitments or understandings (other than this Agreement and the Related Agreements), whether or not in writing, between or among Trinity and/or any member of the Trinity group, on the one hand, and Halter and/or any member of the Halter Group, on the other hand, effective as of the Closing Time. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing Time. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

                                  ARTICLE III.

                                INDEMNIFICATION

         SECTION 3.1.  Indemnification by Trinity.  Except as provided in
Section 3.3., Trinity shall indemnify, defend and hold harmless Halter and each member of the Halter Group and each of their respective directors, officers and employees and successors and assigns (collectively, the "Halter Indemnitees"), from and against any and all Liabilities of the Halter Indemnitees, respectively (whether such Liabilities have arisen prior to the date hereof or arise on or after the date hereof), relating to, arising out of or resulting from any of the following items (without duplication):

                 (a) the failure of Trinity or any other member of the Trinity Group to pay, perform or otherwise promptly discharge any Liabilities of the Trinity Group, in accordance with their respective terms, whether prior to or after the Closing Time, other than any Halter Asset





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Liabilities or any Liabilities relating to, arising out of or resulting from any of the Halter Businesses, whether such Liabilities arise prior to or after the Closing Time.

                 (b) any of the Trinity Businesses, other than any Halter Asset Liabilities or any Liabilities relating to, arising out of or resulting from any of the Halter Businesses, whether such Liabilities arise prior to or after the Closing Time; and

                 (c) any breach by Trinity or any other member of the Trinity Group of this Agreement or any Related Agreements.

Notwithstanding the other provisions of this Section 3.1, Trinity shall indemnify, defend and hold harmless each of the Halter Indemnitees from and against the Allocable Trinity Portion (and only the Allocable Trinity Portion) of any Joint Employee Hazardous Substance Liabilities.

         SECTION 3.2. Indemnification by Halter. (a) Halter shall indemnify, defend and hold harmless Trinity and each member of the Trinity Group and each of the respective directors, officers and employees and successors and assigns (collectively, the "Trinity Indemnitees"), from and against any and all Liabilities of the Trinity Indemnitees, respectively (whether such Liabilities have arisen prior to the date hereof or arise on or after the date hereof), relating to, arising out of or resulting from any of the following items (without duplication):

                          (i) the failure of Halter or any other member of the Halter Group to pay, perform or otherwise promptly discharge any Liabilities of any member of the Halter Group in accordance with their respective terms, whether prior to or after the Closing Time;

                          (ii)    any of the Halter Asset Liabilities;

                          (iii) any of the Halter Businesses, whether such Liabilities arise prior to or after the Closing Time;

                          (iv) any breach by Halter or any member of the Halter Group of this Agreement or any Related Agreement; and

                          (v) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Registration Statement or Prospectus (as amended or supplemented) or any preliminary prospectus relating to the Offering (except for any untrue statement or alleged untrue statement arising from information regarding Trinity and supplied in writing by Trinity expressly for inclusion in the Registration Statement or Prospectus or any preliminary prospectus relating to the Offering).





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                 (b)     Without limiting the foregoing, Halter shall
indemnify, defend and hold harmless each member of the Trinity Group from and against any Liabilities of such member of the Trinity Group relating to (i) the guarantees by such member of the Trinity Group of any contract bid or performance obligations of Halter or any other member of the Halter Group or otherwise relating to any of the Halter Businesses, (ii) any obligations of such member of the Trinity Group under or relating to performance bonds, letters of credit or similar obligations relating to any of the Halter Businesses, (iii) the litigation described on Schedule D attached hereto and
(iv) any workers' compensation claims, general liability claims, automobile liability claims, automobile damage claims, or other claims of any nature to the extent any of the foregoing claims relate to, arise out of or result from any of the Halter Businesses, whether such Liabilities or claims arise prior to or after the Closing Time. Without limiting the indemnification provided for in this Article III, Halter shall indemnify, defend and hold harmless each member of the Trinity Group for any increase in insurance costs or insurance premiums arising out of or resulting from any claims referred to in clause (iv) of the preceding sentence.

                 (c) Notwithstanding the other provisions of this Section 3.2, Halter shall indemnify, defend and hold harmless each of the Trinity Indemnitees from and against the Allocable Halter Portion (and only the Allocable Halter Portion) of any Joint Employee Hazardous Substance Liabilities.

         SECTION 3.3. Indemnification Obligations Net of Insurance Proceeds; No Indemnification for Tax Liabilities.

                 (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article III will be net of any insurance proceeds that reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives insurance proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the insurance proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

                 (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof (or solely by virtue of the assumption of any Liabilities by any member of the Halter Group pursuant to any of the Related Agreements), have any subrogation or other rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions or in the absence of the assumption of any Liabilities by any member of the Halter Group pursuant to any of the Related Agreements) by virtue of the





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indemnification provisions hereof or by virtue of the assumption of any
Liabilities by any member of the Halter Group pursuant to any of the Related Agreements. Nothing contained in this Agreement or any Related Agreement shall obligate any member of any Group to seek to collect or recover any insurance proceeds.

                 (c)      The indemnification obligations set forth in Sections
3.1 and 3.2 shall not apply to Liabilities in respect of federal, state and/or local taxes, to the extent such Liabilities are a subject of the Tax Allocation Agreement.

         SECTION 3.4.  Procedures for Indemnification of Third Party Claims.
(a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any governmental authority) who is not a member of the Trinity Group or the Halter Group of any claim or of the commencement by any such Person of any action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 3.1. or 3.2., or any other Section of this Agreement or any Related Agreement, such Indemnitee shall give such Indemnifying Party and, if Trinity is not the Indemnifying Party, Trinity written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee to give notice as provided in this Section 3.4.(a) shall not relieve the related Indemnifying Party of its obligation under this Article III, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                 (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 3.4.(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee; except that such fees and expenses of such separate co-counsel shall be borne by the Indemnifying Party to the extent that the Indemnifying Party elects to assume the defense of the Third Party Claim but has specified and continues to assert any reservations or exceptions in such notice.

                 (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 3.4.(b), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.





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                 (d)      Unless the Indemnifying Party has failed to assume
the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. In addition, if the Indemnifying Party has elected not to assume the defense of a Third Party Claim in order that the Indemnitee's insurer may control the defense of such Third Party Claim, the Indemnitee shall use commercially reasonable efforts to persuade the insurer not to settle any such claim for any amount in excess of coverage limits without the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

                 (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

                 (f) Notwithstanding the other provisions of this Section 3.4, Trinity and Halter will jointly control the defense of, and cooperate with each other with respect to defending, any Third Party Claim with respect to which both (i) any member of the Trinity Group is claiming that it is entitled to indemnification pursuant to Section 3.1 and (ii) any member of the Halter Group is claiming that it is entitled to indemnification pursuant to Section
3.2. If either Trinity or Halter fails to jointly defend any such Third Party Claim, the other party shall solely defend such Third Party Claim and the party failing to jointly defend shall use commercially reasonable efforts to cooperate with the other party in its defense of such Third Party Claim; provided, however, that neither party may compromise or settle any such Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third Party Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties at the conclusion of the defense of such Third Party Claim. In addition, the parties shall cooperate in good faith to resolve in an equitable manner the dispute regarding which party is entitled to indemnification.

         SECTION 3.5. Additional Matters. (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Related Agreements.

                 (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                 (c) In the event of an action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the action as set forth in this Section.

         SECTION 3.6. Environmental Matters. (a) Without limiting the provisions of Section 3.2, and except as provided in Section 3.2(c), Halter agrees to indemnify, defend and hold harmless Trinity and any other members of the Trinity Group, and their respective officers, directors, employees, agents, successors and assigns, from and against any and all Environmental Liabilities which are Halter Asset Liabilities and from and against any and all Environmental Liabilities relating to, arising out of or resulting from any of the Halter Businesses, whether any of the foregoing Environmental Liabilities arise prior to or after the Closing Time.

                 (b) Without limiting the provisions of Section 3.1, and except as provided in the last sentence of Section 3.1, Trinity agrees to indemnify, defend and hold harmless Halter and any members of the Halter Group, and their respective officers, directors, employees, agents, successors and assigns, from and against any and all Environmental Liabilities relating to, arising out of or resulting from any of the Trinity Businesses prior to or after the Closing Time, other than any Halter Asset Liabilities or any Environmental Liabilities relating to, arising out of or resulting from any of the Halter Businesses.

                 (c) In the event any investigation or monitoring of site conditions or any clean-up, abatement, containment, restoration, removal, monitoring or other remedial work (collectively, the "Remedial Work") is required under any Environmental Laws because of, or in connection with, any occurrence, matter or event described in Sections 3.6.(a) and 3.6.(b), the responsible party (the "Responsible Party") shall perform or cause to be performed the Remedial Work in compliance with such Environmental Laws; provided, however, that the Responsible Party may withhold such compliance pursuant to a good faith dispute, including a dispute regarding the application, interpretation or validity of the Environmental Laws, subject to the requirements of Section 3.6.(e).

                 (d) All Remedial Work shall be performed by one or more experienced and qualified contractors, selected by the Responsible Party and subject to the approval of the other party, which approval shall not be unreasonably withheld, and under the supervision of one or more experienced and qualified environmental consultants selected by the Responsible Party and subject to the approval of the other party, which approval shall not be unreasonably withheld. All costs and expenses of such Remedial Work shall be paid by the Responsible Party, including the charges of such contractor(s) and environmental consultants. The other party may monitor or review such Remedial Work at its sole cost and expense.

                 (e) Notwithstanding any provision of this Agreement to the contrary, the Responsible Party (i) shall have the right to contest or cause to be contested by appropriate lawful action any Remedial Work requirement and (ii) shall not be deemed to have failed to comply with Paragraph (a) or Paragraph (b), as applicable, of this Section 3.6., so long as the Responsible Party actually lawfully contests or causes to be contested the application, interpretation or validity of the Environmental Laws pertaining to the Remedial Work by appropriate proceedings conducted in good faith and with due diligence; provided, however, that such contest shall not subject the other party to civil or criminal liability or any other liability or obligation.

                 (f)      A party seeking indemnification under this Section
3.6 must give written notice to the other party pursuant to Article VIII of this Agreement, including information sufficient to inform the other party of, and allow such other party to confirm the nature of, the Environmental Liabilities and any activities required to address the Environmental Liabilities in sufficient detail for the alleged Responsible Party to confirm that all costs incurred or to be incurred by the party to be indemnified under this Section 3.6 are required by applicable Environmental Laws.

                 (g) Any indemnifiable claim under this Section 3.6 shall be reduced to account for any insurance, storage tank fund or other proceeds received by the party to be indemnified. The parties agree to take all reasonable steps to mitigate any indemnifiable claim under this Section 3.6, including complying with applicable Environmental Laws.

                 (h)      The rights to indemnification provided for under this
Section 3.6 shall be in addition to any rights the parties may have at law or in equity, or otherwise.

         SECTION 3.7.  Miscellaneous.

                 (a) The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                 (b) The rights and obligations of each of Trinity and Halter, and their respective Indemnitees under this Article III, shall survive the sale or other transfer by any party of any assets or businesses or the assignment by it of any Liabilities.

                                  ARTICLE IV.

                            COVENANTS NOT TO COMPETE

         SECTION 4.1. Halter's Covenant Not to Compete. (a) Halter hereby acknowledges that Trinity would be irreparably damaged if any proprietary or confidential information possessed by Halter relating to or affecting the Trinity Businesses (except for any information that is or becomes generally available to the public, otherwise than through a breach by Halter of the provisions of this Agreement) were disclosed to or used by any Person engaged in competition with the Trinity Businesses. Halter agrees that it will not, and it will not permit any of the members of the Halter Group to use (except as specifically permitted under the terms of this Agreement) or disclose any such confidential or proprietary information unless compelled to do so by judicial or administrative process of a federal or state court or other government authority or, in the opinion of counsel, by the requirements of applicable law.

                 (b) Halter hereby agrees that, for a period of four years from and after the consummation of the Offering (such period being hereinafter referred to as the "Non-Competition Period"), neither it nor any other member of the Halter Group will directly or indirectly (whether acting alone or through any of the members of the Halter Group, as a member of a partnership or a joint venture or an investor in, or a holder of securities of, any corporation or other entity, or otherwise), (i) engage in any of the Trinity Businesses in the United States of America (such area being hereinafter referred to as the "Non-Competition Area"); provided, however, that Halter shall not be prohibited from engaging in the construction of inland hopper barges pursuant to the Inland Barge Agreement; (ii) solicit or accept business from any present or future customers of the Trinity Businesses in connection with a business which competes in any way prohibited by this Agreement with any of the Trinity Businesses; or (iii) hire, attempt to hire, or assist any other Person in hiring or attempting to hire any Person employed by Trinity (except that Halter may, upon request, provide an appropriate reference in its capacity as a prior employer). Notwithstanding anything to the contrary in this Section 4.1.(b), Halter may own, for investment purposes only, not more than five percent of the stock of any publicly- held corporation whose stock is either listed on a national securities exchange or on the Nasdaq National Market.

                 (c) Should Halter fail to comply with Section 4.1.(b), then Trinity may, in addition to any other remedies that may be available to it, terminate all or any portion of the rights granted to Halter under the Trademark License Agreement.

         SECTION 4.2.  Trinity's Covenant Not to Compete.  (a)      Trinity
hereby acknowledges that Halter would be irreparably damaged if any proprietary or confidential information possessed by Trinity relating to or affecting the Halter Businesses (except for any information that is or becomes generally available to the public, otherwise than through a breach by Trinity of the provisions of this Agreement) were disclosed to or used by any Person engaged in competition with the Halter Businesses. Trinity agrees that it will not, and it will not permit any of the members of the Trinity Group to use (except as specifically permitted under the terms of this

Agreement) or disclose any such confidential or proprietary information unless compelled to do so by judicial or administrative process of a federal or state court or other government authority or, in the opinion of counsel, by the requirements of applicable law.

                 (b) Trinity hereby agrees that during the Non-Competition Period, neither it nor any other member of the Trinity Group will directly or indirectly (whether acting alone or through any of the members of the Trinity Group, as a member of a partnership or a joint venture or an investor in, or a holder of securities of, any corporation or other entity, or otherwise), (i) engage in any of the Halter Businesses in the Non-Competition Area (provided, however, that Trinity shall not be prohibited from engaging in (A) the construction, conversion or repair of offshore deck barges and inland deck barges or (B) the production of any Component of or any accessory to any ocean-going or inland vessels); (ii) solicit or accept business from any present or future customers of the Halter Businesses in connection with a business which competes in any way prohibited by this Agreement with any of the Halter Businesses; or (iii) hire, attempt to hire, or assist any other Person in hiring or attempting to hire any Person employed by Halter (except that Trinity may, upon request, provide an appropriate reference in its capacity as a prior employer). Notwithstanding anything to the contrary in this Section 4.2.(b), Trinity may own, for investment purposes only, not more than five percent of the stock of any publicly-held corporation whose stock is either listed on a national securities exchange or on the Nasdaq National Market.

         SECTION 4.3. Miscellaneous. (a) The parties hereto expressly acknowledge and agree that (i) the agreements set forth in this Article IV contain reasonable limitations as to time, geographical area and scope of activity and (ii) in light of the operations heretofore conducted by Trinity, the interests of the parties hereto and the nature of the transactions contemplated by this Agreement and the Offering, the agreements contained in this Article IV are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and other business interests associated the Halter Businesses and the Trinity Businesses.

                 (b) It is expressly understood and agreed that if any of the agreements set forth in this Article IV is found to be unreasonably broad, oppressive or unenforceable in an action, suit or proceeding before any federal or state court or other government authority, such court or other government authority (i) shall narrow the Non-Competition Period or the Non-Competition Area or shall otherwise endeavor to reform the scope of such agreements in order to ensure that the application thereof is not unreasonably broad, oppressive or unenforceable and (ii) to the fullest extent permitted by law, shall enforce such agreements as so reformed.

                                   ARTICLE V.

                            EXCHANGE OF INFORMATION

         SECTION 5.1. Agreement for Exchange of Information. Each of Trinity and Halter, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs
(i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a governmental authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, or (iii) to comply with its obligations under this Agreement or any Related Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Notwithstanding the foregoing, this Section 5.1 shall not require the provision of information relating to taxes to the extent that the provision of such information is provided for in the Tax Allocation Agreement.

         SECTION 5.2. Ownership of Information. Any Information owned by one Group that is provided to a requesting party pursuant to Section 5.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

         SECTION 5.3. Compensation for Providing Information. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

         SECTION 5.4. Record Retention. To facilitate the possible exchange of Information pursuant to this Article V and other provisions of this Agreement, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the date hereof in accordance with the policies of Trinity as in effect on the date hereof. No party will destroy, or permit any of its subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that in the case of any Information relating to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

         SECTION 5.5. Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 5.4.

         SECTION 5.6. Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article V are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Related Agreement.

         SECTION 5.7. Production of Witnesses; Records; Cooperation. (a) Except in the case of an adversarial action by one or more members of a Group against one or more members of the other Group (which shall be governed by such discovery rules as may be applicable), each party hereto shall use its reasonable best efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any action in which the requesting party may from time to time be involved, regardless of whether such action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall beat all costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith. Without limiting the foregoing, Halter will make available to Trinity, upon written request of Trinity, the services of John Dane III and any other directors, officers or employees of Halter or its subsidiaries as Trinity shall reasonably request for consultation and for service as witnesses in connection with the [CSY litigation.]

                 (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the other parties shall make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, and shall otherwise cooperate in such defense, settlement or compromise.

                 (c)      In connection with any matter contemplated by this
Section 5.7, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.


                                  ARTICLE VI.

                            CERTAIN HALTER COVENANTS

         SECTION 6.1. Auditors. For a period of three years following the date of this Agreement, Halter shall not voluntarily cease to retain Ernst & Young as its auditing firm with respect to its financial statements; provided, however, that Halter may voluntarily cease to continue to retain Ernst & Young as its auditing firm with respect to its financial statements if (i) Ernst & Young ceases to satisfy any applicable criteria relating to independence of auditors, (ii) the Board of Directors of Halter determines in good faith that a disagreement exists between Halter and Ernst & Young that effectively precludes Ernst & Young from adequately performing its duties as Halter's independent auditing firm, or (iii) the Board of Directors of Halter determines in good faith that the performance of Ernst & Young as its outside auditing firm is materially deficient.

         SECTION 6.2. Maintenance of Insurance Coverage. For a period of three years following the date of this Agreement, Halter shall keep in force the insurance coverage described in Schedule E attached hereto.

         SECTION 6.3. Protection of Tax-Free Status of Separation. Halter shall not take, nor shall it permit any member of the Halter Group to take, any action that reasonably could be expected to prevent any divestiture by Trinity of Trinity's remaining interest in Halter (the "Separation") (whether effected by means of an exchange offer to Trinity's stockholders or by means of a distribution of stock of Halter to Trinity's stockholders) from qualifying as a tax-free transaction pursuant to Section 355 of the Internal Revenue Code of 1986, as amended, or that otherwise reasonable could be expected to jeopardize the ability of Trinity to effect the proposed Separation as a tax-free transaction if it elects to do so. Without limiting the foregoing, Halter shall not, prior to the earlier of the date of the Separation or the date of notification by Trinity to the Company that Trinity elects not to consummate the Separation as a tax-free transaction, issue or grant (or permit any other member of the Halter Group to issue or grant), directly or indirectly, any shares of common stock of Halter or any rights, warrants, options or other securities entitling the holder to purchase or acquire any shares of common stock of Halter, except pursuant to the stock options exercisable for an aggregate of 250,000 shares of common stock of Halter granted on the date of consummation of the Offering.

                                  ARTICLE VII.

                               FEES AND EXPENSES

         SECTION 7.1. Fees and Expenses. Halter shall pay all third party costs, fees and expenses relating to the Offering, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, all of the costs of producing, printing, mailing and otherwise distributing the Prospectus, as well as the Underwriters' discounts and commissions as provided in the Underwriting Agreement. Except as expressly provided in this Agreement or any of the Related Agreements, Trinity will pay all third party fees, costs and expenses paid or incurred in connection with the proposed Separation.


                                 ARTICLE VIII.

                                 MISCELLANEOUS

         SECTION 8.1. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as any party shall have furnished to the other in accordance with the terms of this Section 8.1.):

         If to Trinity:

         Trinity Industries, Inc.
         2525 Stemmons Freeway
         Dallas, Texas 75207-2401
         Fax:  (214) 589-8910
         Attention: F. Dean Phelps, Vice President

         If to Halter:

         Halter Marine Group, Inc.
         13085 Industrial Seaway Road
         Gulfport, MS 39503
         Fax:  (601) 897-4866
         Attention: John Dane III, President

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 8.1. shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage prepaid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

         SECTION 8.2. Amendment; Waivers. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

         SECTION 8.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

         SECTION 8.4. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement).

         SECTION 8.5. Assignment. No party may assign this Agreement without the prior written consent of the other party hereto and any such attempted assignment by either party without such prior written consent shall be null and void; provided, however, that no consent shall be required upon any transfer of its rights hereunder to one or more of the members of its respective Group; and provided further, that no consent shall be required upon any consolidation or merger of a party with or into another Person, or any transfer of all or substantially all of the assets of such party to another Person. No assignment of this Agreement or any of the rights or obligations hereof shall relieve any party of its obligations under this Agreement, unless consented to in writing by the other party.

         SECTION 8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law.

         SECTION 8.7. Severability. In the event any provision contained herein shall be held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or unenforceability thereof shall not affect any other provision hereof, and, to the extent permitted by law, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 8.8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to seek injunctive relief to prevent breaches of the terms of this Agreement and to seek specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

         SECTION 8.9. Headings. The headings herein are for the convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof.

         SECTION 8.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                         TRINITY INDUSTRIES, INC.



                                         By:
                                             ----------------------------------
                                                  F. Dean Phelps
                                                  Vice President


                                         HALTER MARINE GROUP, INC.



                                         By:
                                            -----------------------------------
                                                  John Dane III
                                                  Vice President